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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of International CableTel Incorporated for the registration of 3,365,000 shares of the Company's Common Stock and to the incorporation by reference therein of our report dated March 15, 1996, with respect to the consolidated financial statements of NTL Group Limited included in International CableTel Incorporated's Form 8-K/A-1 dated May 9, 1996, filed with the Securities and Exchange Commission.

                                          Ernst & Young

London, England
November 22, 1996